UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2009

NATIONAL GOLF EMPORIUM, INC.
(Exact Name of Registrant As Specified In Charter)

Nevada	333-156069	26-2818699
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

2669 South Xanadu Way, #C Aurora, Colorado 80014
(Address of Principal Executive Offices)

(720) 535-4840
(Registrant’s Telephone Number, Including Area Code)

25188 Genesee Trail, Road #250
Golden, Colorado 80014
(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Rt. 9 South, 2nd Floor
Manalapan, NJ, 07726
Tel No.: (732) 409-1212
Fax No.: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 10, 2009, the Board of Directors of National Golf Emporium, Inc., (the “Company”) appointed Edd Cockerill as the Company’s Secretary and Vice-President.

Edd Cockerill, age 56, Presently, Mr. Cockerill is a responsible for business development and marketing for Canyon Valley Electric, Inc.  Prior to that, Mr. Cockerill was the construction contract manager with Riviera Electric, Inc., Denver, Colorado. Riviera Electric has filed for protection under Chapter XI of the Bankruptcy Act; however, Mr. Cockerill was not part of the operations management team. He was responsible for monitoring and supervising Construction projects. From September 5, 2000 to July 24, 2004, Mr. Cockerill was the construction/engineering manager at WESCO Distributions, Denver, Colorado. Mr. Cockerill was responsible for monitoring and supervising construction projects.

Family Relationships

There is no immediate family relationship between Edd Cockerill and any of the Company’s directors or officers.   Mr. Bryan Sawarynski, the Company’s President and  Director, is the brother of Mr. Cockerill’s son-in-law.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

There is no employment agreement between the Company and Mr. Cockerill.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

NATIONAL GOLF EMPORIUM, INC.

Date: December 14, 2009	By:	/s/ Bryan Sawarynski
Bryan Sawarynski
Chief Executive Officer